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                                                                    EXHIBIT 10.2

                                NEORX CORPORATION
                        KEY EXECUTIVE SEVERANCE AGREEMENT


         This Key Executive Severance Agreement (this "Agreement"), dated and effective as of April 10, 1996, is between NEORX CORPORATION, a Washington corporation (the "Company"), and __________________ (the "Executive").

         The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to ensure that the Company will have the continued dedication of the Executive, notwithstanding the fact that the Executive does not have any form of traditional employment contract or other assurance of job security. The Board believes it is imperative to diminish any distraction of the Executive arising from the personal uncertainty and insecurity that arises in the absence of any assurance of job security by providing the Executive with reasonable compensation and benefit arrangements in the event of termination of the Executive's employment by the Company under certain defined circumstances.

         In order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

                                     1. TERM

         The term of this  Agreement  (the "Term")  shall be for a period of two
(2) years from the date of this Agreement as first appearing; provided, however, that the Term shall automatically renew for additional two (2) year periods, unless notice of nonrenewal is given by either party to the other party at least ninety (90) days prior to the end of the initial Term or any renewal Term, at the end of which Term this Agreement shall terminate without further action by either the Company or the Executive.

                                  2. EMPLOYMENT

         The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company or by any affiliated or successor company is "at will" and may be terminated by either the Executive or the Company or its affiliated companies at any time with or without cause, subject to the termination payments prescribed herein.


                             3. ATTENTION AND EFFORT

         During any period of time that the Executive remains in the employ of the Company, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive will devote all his productive time, ability, attention and effort to the business and affairs of the Company and the

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discharge of the  responsibilities  assigned to him hereunder,  and will seek to perform faithfully and efficiently such responsibilities. It shall not be a violation of this Agreement for the Executive to (a) serve on corporate, civic or charitable boards or committees, (b) deliver lectures, fulfill speaking
engagements  or  teach  at  educational   institutions,   (c)  manage   personal
investments, or (d) engage in activities permitted by the policies of the Company or as specifically permitted by the Company, so long as such activities
do  not  significantly   interfere  with  the  performance  of  the  Executive's
responsibilities in accordance with this Agreement. It is expressly understood and agreed that to the extent any such activities have been conducted by the Executive prior to the Term, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) during the Term shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

                                 4. TERMINATION

         During the Term, employment of the Executive may be terminated as follows, but, in any case, the nondisclosure provisions set forth in Section 7 hereof shall survive the termination of this Agreement and the termination of the Executive's employment with the Company:

4.1      By the Company or the Executive

         At any time during the Term, the Company may terminate the employment of the Executive with or without Cause (as defined below), and the Executive may terminate his employment for Good Reason (as defined below) or for any reason, upon giving Notice of Termination (as defined below).

4.2      Automatic Termination

         This Agreement and the Executive's employment shall terminate automatically upon the death or Total Disability of the Executive. The term "Total Disability" as used herein shall mean the Executive's inability (with such accommodation as may be required by law and which places no undue burden on the Company), as determined by a physician selected by the Company and acceptable to the Executive, to perform the Executive's essential duties for a period or periods aggregating twelve (12) weeks in any three hundred sixty-five
(365) day period as a result of physical or mental illness, loss of legal capacity or any other cause beyond the Executive's control, unless the Executive is granted a leave of absence by the Board.

4.3      Notice of Termination

         Any termination by the Company or by the Executive during the Term shall be communicated by Notice of Termination to the other party given in accordance with Section 9 hereof. The term "Notice of Termination" shall mean a written notice that (a) indicates the specific termination provision in this Agreement relied upon and (b) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. The failure by the

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Executive or the Company to set forth in the Notice of  Termination  any fact or circumstance that contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

4.4      Date of Termination

         "Date of Termination" means (a) if the Executive's employment is terminated by reason of death, the last day of the calendar month in which the Executive's death occurs, (b) if the Executive's employment is terminated by reason of Total Disability, immediately upon a determination by the Company of the Executive's Total Disability, and (c) in all other cases, ten (10) days after the date of personal delivery or mailing of the Notice of Termination. The Executive's employment and performance of services will continue during such ten
(10) day period; provided, however, that the Company may, upon notice to the Executive and without reducing the Executive's compensation during such period, excuse the Executive from any or all of his duties during such period.

                             5. TERMINATION PAYMENTS

         In the event of termination of the Executive's employment during the Term, all compensation and benefits shall terminate, except as specifically provided in this Section 5.

5.1 Termination by the Company Other Than for Cause or by the Executive for Good Reason

         If during the Term the Company terminates the Executive's employment other than for Cause or the Executive terminates his employment for Good Reason, the Executive shall be entitled to:

                  (a) receive payment of the following accrued obligations (the "Accrued Obligations"):

                           (i) the Executive's then current annual base salary through the Date of Termination to the extent not theretofore paid and
                           (ii) any compensation previously deferred by the Executive (together with accrued interest or earnings thereon, if any) and any accrued vacation pay that would be payable under the Company's standard policy, in each case to the extent not theretofore paid;

                  (b) for one year after the Date of Termination or until the Executive qualifies for comparable medical and dental insurance benefits from another employer, whichever occurs first, the Company shall pay the Executive's premiums for health insurance benefit continuation for the Executive and his family members, if applicable, that the Company provides to the Executive under the provisions of the federal Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), to the extent that the Company would have paid such premiums had the Executive remained employed by the Company (such continued payment is hereinafter referred to as "COBRA Continuation"); and

                  (c) an amount as severance pay equal to the Executive's then current annual base salary for the fiscal year in which the Date of Termination occurs, subject to payment and potential reduction as set forth in Section 5.5 hereof.

5.2      Termination for Cause or Other Than for Good Reason

         If during the Term the Executive's employment shall be terminated by the Company for Cause or by the Executive for other than Good Reason, this Agreement shall terminate without further obligation on the part of the Company to the Executive, other than the Company's obligation to pay the Executive the Accrued Obligations to the extent theretofore unpaid.

5.3      Expiration of Term

         In the event the  Executive's  employment  is not  terminated  prior to
expiration  of  the  Term,  this  Agreement  shall  terminate   without  further
obligation on the part of the Company to the Executive.

5.4      Termination Because of Death or Total Disability

         If the Executive's employment is terminated during the Term by reason of the Executive's death or Total Disability, this Agreement shall terminate automatically without further obligation on the part of the Company to the Executive or his legal representatives under this Agreement, other than the Company's obligation to pay the Executive the Accrued Obligations (which shall be paid to the Executive's estate or beneficiary, as applicable in the case of the Executive's death) and to provide COBRA Continuation.

5.5      Payment Schedule and Offset for Other Earnings

         All payments of Accrued Obligations, or any portion thereof payable pursuant to this Section 5, shall be made to the Executive within ten (10) working days of the Date of Termination. Any severance payments payable to the Executive pursuant to Section 5.1(c) shall be made to the Executive in the form of salary continuation, payable at normal payroll intervals during the one (1) year severance period, and subject to offset for other earnings received by the Executive as follows:

                  (a) The Executive shall have no affirmative duty to seek other employment or otherwise mitigate lost earnings during the one (1) year severance period;

                  (b) The Executive shall disclose to the Company any earnings received (or that the Executive had the right to receive) from employment, consulting or performance of other personal services during the one (1) year severance period, and the source(s) of such earnings;

                                      -4-
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                  (c) The  Company,  in each  payroll  period  that a  severance payment is due, shall have the right to offset on a dollar-for-dollar basis all such earnings that the Executive received or had the right to receive during that payroll period; and

                  (d) In the event the Company disputes whether Good Reason existed for the Executive to terminate his employment for Good Reason, the Company shall pay salary continuation as provided above in this Section 5.5 until the earliest of (i) settlement by the parties, (ii) determination by arbitration in accordance with Section 14 hereof that Good Reason did not exist, and (iii) completion of the payments required by this Section 5.5 and Section 5.1(c) hereof. If, pursuant to Section 14 hereof, an arbitrator determines that Good Reason did not exist, the arbitrator shall also decide whether the Executive had a reasonable, good-faith basis for claiming that there was Good Reason to terminate. If the arbitrator determines that there was not such a basis, the Executive shall be obligated to repay promptly to the Company the salary continuation payments; if the arbitrator determines that there was such a basis, the Executive shall not be obligated to repay the salary continuation.

5.6      Cause

         For purposes of this Agreement, "Cause" means cause given by the Executive to the Company and shall include, without limitation, the occurrence of one or more of the following events:

                  (a) A clear refusal to carry out any material lawful duties of the Executive or any directions of the Board or senior management of the Company reasonably consistent with those duties;

                  (b) Persistent failure to carry out any lawful duties of the Executive or any directions of the Board or senior management reasonably consistent with those duties; provided, however, that the Executive has been given reasonable notice and opportunity to correct any such failure;

                  (c) Violation by the Executive of a state or federal criminal law involving the commission of a crime against the Company or any other criminal act involving moral turpitude;

                  (d) Current abuse by the Executive of alcohol or controlled substances; deception, fraud, misrepresentation or dishonesty by the Executive; or any incident materially compromising the Executive's reputation or ability to represent the Company with investors, customers or the public; or

                  (e) Any other material violation of any provision of this Agreement by the Executive, subject to the notice and opportunity to cure requirements of Section 8 hereof.

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

5.7      Good Reason

         For purposes of this Agreement, "Good Reason" means

                  (a) Reduction of the Executive's annual base salary to a level below the level in effect on the date of this Agreement, regardless of any change in the Executive's duties or responsibilities;

                  (b) The assignment to the Executive of any duties materially inconsistent with the Executive's position, authority, duties or responsibilities or any other action by the Company the results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated and inadvertent action not taken in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                  (c) The Company's requiring the Executive to be based at any office or location more than twenty (20) miles from the Company's current location in Seattle, Washington;

                  (d) Any  failure  by the  Company to comply  with and  satisfy
Section 10 hereof, provided, however, that the Company's successor has received at least ten (10) days' prior written notice from the Company or the Executive of the requirements of Section 10 hereof; or

                  (e) Any other material violation of any provision of this Agreement by the Company, subject to the notice and opportunity to cure requirements of Section 8 hereof.

               6. REPRESENTATIONS, WARRANTIES AND OTHER CONDITIONS

         In order to induce the Company to enter into this Agreement, the Executive represents and warrants to the Company as follows:

6.1      Health

         The Executive is in good health and knows of no physical or mental disability that, with any accommodation that may be required by law and that places no undue burden on the Company, would prevent him from fulfilling his obligations hereunder. The Executive agrees, if the Company requests, to submit to reasonable periodic medical examinations by a physician or physicians designated, paid for and arranged by the Company. The Executive agrees that the examination's medical report shall be provided to the Company.

                                      -6-


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6.2      No Violation of Other Agreements

         The Executive represents that neither the execution nor the performance of this Agreement by the Executive will violate or conflict in any way with any other agreement by which the Executive may be bound.

                      7. NONDISCLOSURE; RETURN OF MATERIALS

7.1      Nondisclosure

         Except as required by his employment with the Company, the Executive will not, at any time during the term of employment by the Company, or at any time thereafter, directly, indirectly or otherwise, use, communicate, disclose, disseminate, lecture upon or publish articles relating to any confidential, proprietary or trade secret information without the prior written consent of the Company. The Executive understands that the Company will be relying on this covenant in continuing the Executive's employment, paying him compensation, granting him any promotions or raises, or entrusting him with any information that helps the Company compete with others.

7.2      Return of Materials

         All documents, records, notebooks, notes, memoranda, drawings or other documents made or compiled by the Executive at any time while employed by the Company, or in his possession, including any and all copies thereof, shall be the property of the Company and shall be held by the Executive in trust and solely for the benefit of the Company, and shall be delivered to the Company by the Executive upon termination of employment or at any other time upon request by the Company.

                          8. NOTICE AND CURE OF BREACH

         Whenever a breach of this Agreement by either party is relied upon as justification for any action taken by the other party pursuant to any provision of this Agreement, other than clause (a), (b), (c) or (d) of Section 5.6 hereof, before such action is taken, the party asserting the breach of this Agreement shall give the other party at least twenty (20) days' prior written notice of the existence and the nature of such breach before taking further action hereunder and shall give the party purportedly in breach of this Agreement the opportunity to correct such breach during the twenty (20) day period.

                                9. FORM OF NOTICE

         Every notice required by the terms of this Agreement shall be given in writing by serving the same upon the party to whom it was addressed personally or by registered or certified mail, return receipt requested, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof:

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         If to the Executive:                   _____________________
                                                _____________________
                                                _____________________


         If to the Company:                     NeoRx Corporation
                                                410 West Harrison
                                                Seattle, Washington 98119
                                                Attn:  President

         With a copy to:                        Perkins Coie
                                                1201 Third Avenue, 40th Floor
                                                Seattle, Washington 98101-3099
                                                Attn: James R. Lisbakken

or such other address as shall be provided in accordance with the terms hereof. Except as set forth in Section 4.4 hereof, if notice is mailed, such notice shall be effective upon mailing.

                                 10. ASSIGNMENT

         This Agreement is personal to the Executive and shall not be assignable by the Executive.

         The Company shall assign to and require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, the "Company" shall mean NeoRx Corporation and any affiliated company or successor to its business and/or assets as aforesaid that assumes and agrees to perform this Agreement by contract, operation of law or otherwise; and as long as such successor assumes and agrees to perform this Agreement, the termination of the Executive's employment by one such entity and the immediate hiring and continuation of the Executive's employment by the succeeding entity shall not be deemed to constitute a termination or trigger any severance obligation under this Agreement. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

                                   11. WAIVERS

         No delay or failure by any party hereto in exercising, protecting or enforcing any of its rights, titles, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver thereof. The express waiver by a party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance. All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.

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                            12. AMENDMENTS IN WRITING

         No amendment, modification, waiver, termination or discharge of any provision of this Agreement, or consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by the Company and the Executive, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the Company and the Executive.

                               13. APPLICABLE LAW

         This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the State of Washington, without regard to any rules governing conflicts of laws.

                        14. ARBITRATION; ATTORNEYS' FEES

         Except in connection with enforcing Section 7 hereof, for which legal and equitable remedies may be sought in a court of law, any dispute arising under this Agreement shall be subject to arbitration. The arbitration proceeding shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules") then in effect, conducted by one (1) arbitrator either mutually agreed upon or selected in accordance with the AAA Rules. The arbitration shall be conducted in King County, Washington, under the jurisdiction of the Seattle office of the American Arbitration Association. The arbitrator shall have authority only to interpret and apply the provisions of this Agreement, and shall have no authority to add to, subtract from or otherwise modify the terms of this Agreement. Any demand for arbitration must be made within sixty (60) days of the event(s) giving rise to the claim that this Agreement has been breached. The arbitrator's decision shall be final and binding, and each party agrees to be bound by the arbitrator's award, subject only to an appeal therefrom in accordance with the laws of the State of Washington. Either party may obtain judgment upon the arbitrator's award in the Superior Court of King County, Washington.

         If it becomes necessary to pursue or defend any legal proceeding, whether in arbitration or court, in order to resolve a dispute arising under this Agreement, the prevailing party in any such proceeding shall be entitled to recover its reasonable costs and attorneys' fees.

                                15. SEVERABILITY

         If any provision of this  Agreement  shall be held invalid,  illegal or
unenforceable  in  any  jurisdiction,   for  any  reason,   including,   without

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limitation, the duration of such provision, its geographical scope or the extent of the activities prohibited or required by it, then, to the full extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and (c) any court or arbitrator having jurisdiction thereover shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

                16. COORDINATION WITH CHANGE OF CONTROL AGREEMENT

         The Company and the Executive are contemporaneously with this Agreement entering into a Change of Control Agreement (the "Change of Control Agreement"), which agreement provides for certain forms of severance and benefit payments in the event of termination of Executive's employment under certain defined circumstances. This Agreement is in addition to the Change of Control Agreement, providing certain assurances to the Executive in circumstances that the Change of Control Agreement does not cover, and in no way supersedes or nullifies the Change of Control Agreement. Nevertheless, it is possible that a termination of employment by the Company or by the Executive may fall within the scope of both agreements. In such event, payments made to the Executive under Section 5.1 hereof shall be coordinated with payments made to the Executive under Section
8.1 of the Change of Control Agreement as follows:

                  (a) Accrued Obligations under this Agreement shall be paid first, in which case Accrued Obligations need not be paid under the Change of Control Agreement;

                  (b) COBRA Continuation under this Agreement shall be provided first, in which case COBRA Continuation need not be provided under the Change of Control Agreement; and

                  (c) The severance payment required under Section 5.1(c) hereof shall be paid in addition to any severance payment required under Section 8.1(c) of the Change of Control Agreement.

                         17. EXCESS PARACHUTE PAYMENTS

         Unless provided by Section 8.8 of the Change of Control Agreement, if any portion of the payments or benefits under this Agreement or any other agreement or benefit plan of the Company (including stock options) would be characterized as an "excess parachute payment" to the Executive under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the Executive shall be paid any excise tax that the Executive owes under Section 4999 of the Code as a result of such characterization, such excise tax to be paid to the Executive at least ten (10) days prior to the date that he is obligated to make the excise tax payment. The determination of whether and to what extent any payments or benefits would be "excess parachute payments" and the date by which any excise tax shall be due, shall be determined in writing by recognized tax counsel selected by the Company and reasonably acceptable to the Executive.

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

                              18. ENTIRE AGREEMENT

         Except as described in Section 16 hereof, this Agreement constitutes the entire agreement between the Company and the Executive with respect to the subject matter hereof, and all prior or contemporaneous oral or written communications, understandings or agreements between the Company and the Executive with respect to such subject matter are hereby superseded and nullified in their entireties, except that the Proprietary Information and Invention Agreement between the Executive and the Company shall continue in full force and effect to the extent not superseded by Section 10 hereof.

                                 19. WITHHOLDING

         The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                                20. COUNTERPARTS

         This  Agreement  may  be  executed  in  counterparts,   each  of  which
counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed and entered into this Agreement effective on the date first set forth above.



NEORX CORPORATION                                        EXECUTIVE


By:______________________________               _____________________________
      Its:_______________________               _____________________________




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